SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Procera Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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9.	Date Filed:

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January 9, 2008

Dear Procera Networks Common Stock Holder,

The Proxy Card you received with the Notice of Annual Meeting and Proxy Statement for the January 30, 2008 Procera Networks, Inc. annual meeting of stockholders is not valid due to a printing error.  Enclosed please find a revised Proxy card correcting the printing error.  If you have already returned the original Proxy Card, you must return the enclosed revised Proxy Card, using the enclosed reply envelope, to have your shares voted by proxy at the January 30, 2008 annual meeting.  If you have not yet returned the original proxy card, please discard it and instead use the enclosed revised Proxy Card.

As always, as a stockholder of record you have the right to vote your shares by the direct attendance of the annual meeting as described in the original proxy materials.

We apologize for any inconvenience.

Kind regards,

/s/ Paul Eovino
Vice President, Finance
Procera Networks, Inc.

PROCERA NETWORKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, January 30, 2008
9:30 a.m. local time

100 Cooper Court
Los Gatos, California

Procera Networks, Inc 100 Cooper Court Los Gatos, CA 95032	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 30, 2008.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” all six nominees for director and “FOR” Items 2, 3, 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint Thomas Williams, David Stepner and Paul Eovino, and each of them, proxies with full power of substitution, to vote your shares of record at the close of business on December 17, 2007 on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Vote by Mail
    Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to:
    Procera Networks, Inc., c/o Pacific Stock Transfer, 500 E. Warm Springs Rd., Ste 240, Las Vegas, Nevada 89119.

-Please detach here–

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1.
To elect (i) two Directors as Class I Directors each to serve for a term of one year and until their respective successors are elected, (ii) two Directors as Class II Directors each to serve for a term of two years and until their respective successors are elected and (iii) two Directors as Class III Directors each to serve for a term of three years and until their respective successors are elected; however, if proposal no. 5 is approved, the terms of all Directors will expire immediately prior to the election of Directors at the next annual meeting and all Directors will stand for election annually beginning thereafter.
	Class I 01 Steffan Hillberg 02 Mary Losty Class II 03 Scott McClendon 04 Thomas Saponas Class III 05 Thomas H. Williams 06 Sven Nowicki	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve and adopt the Company’s 2007 Equity Incentive Plan.	☐	For	☐	Against	☐	Abstain

3.	To ratify selection of PMB Helin Donovan, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.	☐	For	☐	Against	☐	Abstain

4.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 130,000,000 shares.	☐	For	☐	Against	☐	Abstain

5.	To approve an amendment to the Company’s Articles of Incorporation to eliminate the classified board structure and provide for the annual election of all Directors.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Date
Indicate changes below:

Address Change	Signature

Signature

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.